SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): July 10, 2000


TOTAL FILM GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE                        0-30027               13-3851302
(State or Other Jurisdiction   (Commission            (IRS Employer
of Incorporation)               File Number)           Identification No.)

9107 WILSHIRE BOULEVARD, SUITE 475, BEVERLY HILLS, CA    90210
(Address of Principal Executive Offices)              (Zip Code)

Registrant's telephone number, including area code:  (310) 275-8404

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On July 10, 2000, the Company engaged Hollander, Lumer & Co. LLP, Certified Public Accountants, as independent auditors of the Company for the year ending June 30, 2000. The decision to retain Hollander, Lumer & Co. LLP, and not to re-engage Miller, Kaplan, Arase & Co., LLP, the former independent auditor, was made by the Board of Directors on such date. The decision not to re-engage Miller, Kaplan, Arase & Co., LLP did not involve a dispute with the Company over accounting policies or practices. The report of Miller, Kaplan, Arase & Co., LLP on the financial statements of the Company and subsidiaries for the years ended June 30, 1999 and 1998, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principals. In connection with the audit of the financial statements of the Company and subsidiaries for such years ended June 30, 1999 and 1998, there were no disagreements with Miller, Kaplan, Arase & Co., LLP for the annual periods and for the period up to July 10, 2000, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Miller, Kaplan, Arase & Co., LLP, would have caused such firm to make reference to the matter in its report.

     Neither the Company, nor anyone on its behalf, has consulted Hollander, Lumer & Co. LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the financial statements of the Company and subsidiaries, and neither written nor oral advice was provided by Hollander, Lumer & Co. LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue.

Item 7.  Exhibits

(c)The following exhibits are filed with this report:

     Exhibit No.     Description                                  Location

     16.1            Letter on Change in Certifying Accountant    Attached


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Total Film Group, Inc.

Date: July 10, 2000                    By /s/ Gerald Green, President


                                       By /s/ Monique L. Jones, CFO

EXHIBIT 16.1
MILLER, KAPLAN, ARASE & CO., LLP
Certified Public Accountants

July 10, 2000
Board of Directors
Total Film Group, Inc.
9107 Wilshire Boulevard
Suite 475
Beverly Hills, CA 90210

Gentlemen:

     We acknowledge receipt of a copy of the disclosures set forth in Item 4 of the Current Report on Form 8-K of Total Film Group, Inc. dated July 10, 2000, made in response to Item 304 of Regulation S-B promulgated by the Securities and Exchange Commission. This letter will confirm that we agree with the statements made by the Company in such item.

     There were no disagreements with Total Film Group, Inc. or the subsidiaries for the annual periods or for the period up to the date of this letter.

     Sincerely,


     /s/ Miller, Kaplan, Arase & Co., LLP